                                                                     EXHIBIT 1.1


                                                              DRAFT OF: 10/14/97
                                                              --------

                         U.S. TIMBERLANDS COMPANY, L.P.

                             _________ COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                             November ____, 1997

SMITH BARNEY INC.
DEUTSCHE MORGAN GRENFELL INC.
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED

     As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

     U.S. Timberlands Company, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell (the "Offering") an aggregate of _________ common units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units") to the several underwriters named in
Schedule I hereto (the "Underwriters"), upon the terms and conditions set forth in Section 2 hereof. The Partnership also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional _________ Common Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively referred to as the "Units."

     It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate the business and assets of U.S. Timberlands Services Company, L.L.C., a Delaware limited liability company (to be renamed "U.S. Timberlands Management Company, L.L.C.") ("Old Services"), and U.S. Timberlands Klamath Falls, L.L.C., a Delaware limited liability company (the "Operating Company"). New Services, L.L.C., a recently formed Delaware limited liability company (to be renamed "U.S. Timberlands Services Company, L.L.C.") (the "General Partner" and, together with the Partnership and the Operating Company, the "U.S. Timberlands Parties"), will serve as the managing member of the Operating Company and as the general partner of the Partnership.
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     The member interests of Old Services are held by Messrs. John Rudey
("Rudey"), John Stephens ("Stephens") and George Hornig ("Hornig") in the amounts of 62.5%, 10% and 7.5%, respectively. The member interests of the Operating Company are held 99% by U.S. Timberlands Holdings, L.L.C., a Delaware limited liability company ("Holdings"), and 1% by Rudey Timber Company, L.L.C., a Delaware limited liability company ("Rudey Timber Company"). The membership interests of Holdings are owned 1% by Rudey and 99% by Rudey Timber Company. Rudey Timber Company is wholly owned by Rudey through a 99% directly held member interest and a 1% member interest held by Garrin Properties Holdings, Inc., a New York corporation wholly owned by Rudey ("Garrin Holdings").

     Prior to or concurrently with the execution hereof, the Operating Company and U.S. Timberlands Finance Corp., a recently formed Delaware corporation and a wholly owned subsidiary of the Operating Company ("Finance Corp."), will enter into (a) an underwriting agreement (the "Public Note Underwriting Agreement") with the representatives of the several underwriters thereunder, providing for the issuance and sale to such underwriters of $225 million aggregate principal amount of unsecured senior notes (the "Public Notes") under an indenture relating to the Public Notes (the "Indenture") and (b) will enter into a bank credit agreement (the "Bank Credit Agreement") providing for a $____ million working capital facility and a $____ million acquisition facility.

     It is further understood and agreed by all parties that the following transactions will occur on the Closing Date (as defined in Section 4): (i) pursuant to a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement"), Old Services will contribute substantially all of its assets (the "Transferred Assets") to the General Partner in exchange for a 70% member interest in the General Partner, and Rudey, Stephens and Hornig will contribute cash to the General Partner in exchange for an aggregate 30% member interest in the General Partner; (ii) the Operating Company will assume certain indebtedness of Holdings, as described in the Registration Statement (as defined in Section 1) (the "Holdings Debt"); (iii) the General Partner will contribute the portion of the Transferred Assets consisting of working capital and timber operations to the Operating Company in exchange for a _____% member interest in the Operating Company; (iv) Rudey Timber Company will contribute its 1% member interest in the Operating Company to Holdings in exchange for an additional member interest in Holdings; (v) the General Partner will contribute all but 1.0101% of its member interest in the Operating Company to the Partnership in exchange for (A) a 1% general partner interest in the Partnership, (B) the Incentive Distribution Rights (as defined in the Agreement of Limited Partnership of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the "Partnership Agreement") between the General Partner and Rudey, as organizational limited partner, and (C) _________ subordinated limited partner interests in the Partnership ("Subordinated Units"); (vi) Holdings will contribute all of its member interest in the Operating Company to the Partnership in exchange for _________ Subordinated Units; (vii) the public offering of Firm Units contemplated hereby will be consummated; (viii) as a capital contribution, the Partnership will contribute the proceeds to the Partnership of the Offering to the Operating Company; (ix) the Operating Company and Finance Corp. will issue the Public Notes pursuant to the Public Note Underwriting Agreement and the Indenture; (x) the closing under the

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Bank Credit Agreement will occur; (xi) the Operating Company will use cash on hand, the proceeds to it from the sale of the Public Notes, approximately $____ million under the acquisition facility of the Bank Credit Agreement and the net proceeds of the Offering contributed to it by the Partnership to (A) repay the Holdings Debt, (B) repay all indebtedness of the Operating Company under its existing bank credit facility and (C) to pay the expenses of each of the Offering, the offering of the Public Notes and other expenses; (xii) the General Partner will distribute the _________ Subordinated Units held by it to Old Services; and (xiii) Old Services will redeem Stephen's interest in Old Services in exchange for (A) ______ Subordinated Units and (B) $1 million (the latter payable in January 1998) and will redeem Hornig's interest in Old Services in exchange for ______ Subordinated Units.

     The transactions described above in clauses (i) through (xiii) are collectively referred to as the "Transactions." In connection with the consummation of the Transactions, the Partnership, the Operating Company, the General Partner, Old Services and Holdings will enter into various bills of sale, conveyances, deeds and other assignments (collectively with the Contribution Agreement, the "Conveyance Agreements").

     The Partnership, the Operating Company, the General Partner, Old Services and Holdings (the "U.S. Timberlands Entities") wish to confirm as follows their agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Units by the Underwriters.

     1.   Registration Statement and Prospectus.  The Partnership has prepared
          -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (Commission File No. 333-32811) (the "registration statement"), including a prospectus subject to completion relating to the Units. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If it is contemplated, at the time this Agreement is executed, that a registration statement or a post-effective amendment will be filed pursuant to Rule 462(b) or Rule 462(d) under the Act before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the

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Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

     2.   Agreements to Sell and Purchase.  The Partnership hereby agrees,
          -------------------------------
subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the U.S. Timberlands Entities herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $_____ per Unit (the "purchase price per Unit"), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 10 hereof).

     The Partnership also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the U.S. Timberlands Entities herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Partnership, at the purchase price per Unit, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 7:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National Market is open for trading), up to an aggregate of _________ Additional Units. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Units. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Partnership the number of Additional Units (subject to such adjustments as you may determine in order to avoid fractional Units) which bears the same proportion to the number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Units.

     3.   Terms of Public Offering.  The Partnership has been advised by you
          ------------------------
that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

     4.   Delivery of the Units and Payment Therefor.  Delivery to the
          ------------------------------------------
Underwriters of and payment for the Firm Units shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 A.M., New York City time, on ______ __, 1997 (the "Closing Date"). The place of closing for the Firm Units and the Closing Date may be varied by agreement between you and the Partnership.

     Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on

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such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Partnership of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. The place of closing for any Additional Units and the Option Closing Date for such Units may be varied by agreement between you and the Partnership.

     Certificates for the Firm Units and for any Additional Units to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 5:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 11:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Units and any Additional Units to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

     5.   Agreements of the U.S. Timberlands Entities.  Each of the U.S.
          -------------------------------------------
Timberlands Entities, jointly and severally, agrees with the several Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Partnership and the General Partner will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of any of the U.S. Timberlands Parties, taken as a whole, or of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law.

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If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership and the General Partner will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Partnership will furnish to you, without charge, two signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to each of you and your counsel, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you or your counsel may request.

          (d) The Partnership will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you or your counsel shall reasonably object in writing after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Partnership has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prepricing Prospectus. The Partnership consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Partnership.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. At any time after nine months after the time of issuance of the Prospectus, upon request, but at your expense, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act as you may reasonably request, provided that a prospectus is required by the Act to be delivered in connection with sales of Units by any Underwriter or dealer. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at your expense. In the event that the Partnership and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (g) The Partnership and the General Partner will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Partnership or the General Partner be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

          (h) The Partnership will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of two years hereafter, the Partnership will furnish to you (i) as soon as available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as you may reasonably request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the U.S. Timberlands Entities to comply with the terms or fulfill any of the conditions of this Agreement, the U.S. Timberlands Entities, jointly and severally, agree to reimburse the Representatives for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

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

          (k) The Partnership will apply the net proceeds from the sale of the Units, the Operating Company and Finance Corp. will apply the net proceeds from the sale of the Public Notes and the Operating Company will apply any amount drawn under the Bank Credit Agreement and all amounts contributed to it by the Partnership from the sale of the Units, in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

          (l) If Rule 430A of the Act is employed, the Partnership will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m) Except as provided in this Agreement, the U.S. Timberlands Entities will not (i) offer, sell, contract to sell or otherwise dispose of any Common Units or Subordinated Units, any securities that are convertible into or exercisable or exchangeable for or that represent the right to receive Common Units or Subordinated Units or any securities that are senior to or pari passu with Common Units, or (ii) grant any options or warrants to purchase Common Units or Subordinated Units (other than the grant of options to purchase Common Units pursuant to the U.S. Timberlands 1997 Long-Term Incentive Plan), for a period of 180 days after the date of the Prospectus without the prior written consent of Smith Barney Inc.

          (n) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the U.S. Timberlands Entities have not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

          (o) The Partnership will use its best efforts to have the Common Units approved for quotation, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

          (p) Each of the U.S. Timberlands Parties will take such steps as shall be necessary to ensure that none of them shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (q) The Partnership shall timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act, including the rules and regulations thereunder, in connection with the registration of the Units thereunder.

          (r) Each of the U.S. Timberlands Parties will cause to be accomplished or obtained as soon as practicable all consents, recordings and filings necessary to perfect, preserve and protect the title of the Operating Company to the properties and assets owned by it as a result of the Transactions.

     6.   Representations and Warranties of the U.S. Timberlands Entities.  The
          ---------------------------------------------------------------
U.S. Timberlands Entities, jointly and severally (except that the representations and warranties contained in Sections 6(m) and 6(n) are made solely by Old Services and the representations and warranties contained in Sections 6(o) and 6(p) are made solely by Holdings), represent and warrant to each Underwriter that:

          (a) Any Prepricing Prospectus, at the date of filing thereof with the Commission, complied in all material respects to the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership, the anticipated ratio of taxable income to distributions or the size of the Partnership's expected harvest was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation and warranty is made as to statements in or omissions from the Registration Statement, the Prospectus or any Prepricing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein.

          (b) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Conveyance Agreements and to conduct its business to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus. The Partnership is, or at the Closing Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Operating Company, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (c) The Operating Company has been duly organized and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Conveyance Agreements and to conduct its business to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus. The Operating Company is, or at the Closing Date will be, duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Operating Company, taken as a whole, or
(ii) subject the limited partners of the Partnership to any material liability or disability.

          (d) The General Partner has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to conduct its business to be conducted at the Closing Date and to act as general partner of the Partnership and as managing member of the Operating Company, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the General Partner or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (e) Finance Corp. has been duly organized and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the "DGCL") with full corporate power and authority to issue the Public Notes, to own or lease its properties to be owned or leased at the Closing Date and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Finance Corp. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of Finance Corp. and the Operating Partnership, taken as a whole, or
(ii) subject the limited partners of the Partnership to any material liability or disability.

          (f) None of the U.S. Timberlands Parties or Finance Corp. has any subsidiaries, other than the Partnership and Operating Company themselves and Finance Corp.

          (g) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 1% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner will own all of the Incentive Distribution Rights; such Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement-- Limited Liability") and the General Partner will own such general partner interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (h) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, Holdings, Old Services, Stephens and Hornig will own limited partner interests in the Partnership represented by _________, _________, ______ and ______ Subordinated Units, respectively, free and clear of all liens, encumbrances, security interests, equities, charges or claims; and all of such Subordinated Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability").

          (i) At the Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Additional Units); at the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Subordinated Units owned by Holdings, Old Services, Stephens and Hornig as set forth above and the Incentive Distribution Rights issued to the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or the Option Closing Date.

          (j) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the General Partner will own a 1.0101% member interest in the Operating Company and the Partnership will own a 98.9899% member interest in the Operating Company; such member interests will have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the Operating Company (as the same may be amended and restated at or prior to the Closing Date, the "Operating Company Agreement") and will be fully paid and nonassessable; and the General Partner and the Partnership will own such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (k) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, Old Services, Rudey, Stephens and Hornig will own member interests of 70%, _____%, _____% and _____%, respectively, in the General Partner; such member interests will have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the General Partner (as the same may be amended and restated at or prior to the Closing Date, the "General Partner Agreement" and together with the Partnership Agreement and the Operating Company Agreement, the "Organization Agreements") and will be fully paid and nonassessable; and Old Services will own its member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (l) At the Closing Date and the Option Closing Date, the Operating Company will own all of the issued and outstanding shares of capital stock of Finance Corp.; such shares of capital stock will have been duly authorized and validly issued and will be fully paid and nonassessable; and the Operating Company will own all such shares free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (m) Old Services has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to conduct its business to be conducted at the Closing Date and to execute and deliver this Agreement and the Operative Agreements to which it is a party and perform its obligations hereunder and thereunder, in each case in all material respects as described in the Registration Statement and the Prospectus. Old Services is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole.

          (n) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, Rudey will own a 100% member interest in Old Services; such member interest will have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Old Services (as the same may be amended and restated at or prior to the Closing Date, the "Old Services Agreement") and will be fully paid and nonassessable; and Rudey will own such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (o) Holdings has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to conduct its business to be conducted at the Closing Date and to execute and deliver this Agreement and the Operative Agreements to which it is a party and perform its obligations hereunder and thereunder, in each case, in all material respects as described in the Registration Statement and the Prospectus. Holdings is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole.

          (p) At the Closing Date and the Option Closing Date, Rudey will own a 1% member interest in Holdings and Rudey Timber Company will own a 99% member interest in Holdings; such member interests will have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Holdings (as the same may be amended and restated at or prior to the Closing Date, the "Holdings Agreement") and will be fully paid and nonassessable; and Rudey and Rudey Timber Company will own such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (q) Rudey Timber Company has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to conduct its business to be conducted at the Closing Date and to execute and deliver this Agreement and the Operative Agreements to which it is a party and perform its obligations hereunder and thereunder, in each case in all material respects as described in the Registration Statement. Rudey Timber Company is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole.

          (r) Rudey and Garrin Holdings own member interests of 99% and 1%, respectively, in Rudey Timber Company; such member interests have been duly authorized and validly issued in accordance with the Rudey Timber Company Agreement and are fully paid and nonassessable; and Rudey and Garrin Holdings own such member interests free and clear of all liens, encumbrances, security interests, equities, change or claims.

          (s) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or any member interests in the Operating Company pursuant to either the Partnership Agreement or the Operating Company Agreement, respectively, or any agreement or other instrument to which the Partnership or the Operating Company is a party or by which either of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or the Operating Company. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units or other partnership interests in the Partnership or member interests in the Operating Company. The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus, and
(ii) the Subordinated Units and Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the U.S. Timberlands Entities or any of their shareholders, partners or members for the authorization, issuance, sale and delivery of the Units and the Subordinated Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.

          (t) The execution and delivery of, and the performance by each of the U.S. Timberlands Entities of their respective obligations under, this Agreement have been duly and validly authorized by each of the U.S. Timberlands Entities, and this Agreement has been duly executed and delivered by each of the U.S. Timberlands Entities, and constitutes the valid and legally binding agreement of each of the U.S. Timberlands Entities, enforceable against each of the U.S. Timberlands Entities in accordance with its terms, provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

          (u) At or before the Closing Date, the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms; the Operating Company Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner, the Partnership and the Operating Company, enforceable against each of them in accordance with its terms; at or before the Closing Date, the General Partner Agreement will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them and the General Partner, enforceable against each of them and the General Partner in accordance with its terms; at or before the Closing Date, each of the Conveyance Agreements will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of the parties thereto enforceable against such parties in accordance with its terms; at or before the Closing Date, a non-competition agreement (the "Non-Competition Agreement") will have been duly authorized, executed and delivered by each of the U.S. Timberlands Parties, Old Services, Rudey, Stephens, Holdings, Rudey Timber Company and Garrin Properties and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms; at or before the Closing Date, the Bank Credit Agreement will have been duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company enforceable against the Operating Company in accordance with its terms; at or before the Closing Date, the Public Notes and the Indenture relating to the Public Notes (the "Indenture") will have been duly authorized, executed and delivered by the Operating Company and Finance Corp. and will be valid and legally binding agreements of the Operating Company and Finance Corp. enforceable against the Operating Company and Finance Corp. in accordance with their respective terms; provided that, with respect to each agreement described in this Section 6(p), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Organization Agreements, the Conveyance Agreements, the Non-Competition Agreement, the Public Notes, the Indenture and the Bank Credit Agreement are herein collectively referred to as the "Operative Agreements."

          (v) None of the offering, issuance and sale by the Partnership of the Units, the offering, issuance and sale by the Operating Company and Finance Corp. of the Public Notes, the execution, delivery and performance of this Agreement, the Public Note Underwriting Agreement or the Operative Agreements by the U.S. Timberlands Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions)
(i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company operating agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the U.S. Timberlands Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the U.S. Timberlands Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the U.S. Timberlands Entities or any of their properties in a proceeding to which any of them or their property is a party, (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the U.S. Timberlands Entities, in the case of clauses (ii), (iii) or (iv) which conflicts, breaches, violations or defaults would have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole.

          (w) No permit, consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the U.S. Timberlands Entities of the transactions contemplated by, this Agreement, the Public Note Underwriting Agreement, or the Operative Agreements, except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such permits, consents, approvals and similar authorizations which have been, or prior to the Closing Date will be, obtained, and (iii) for such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole.

          (x) None of the U.S. Timberlands Entities is in (i) violation of its agreement of limited partnership, limited liability company operating agreement, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole, or could materially impair the ability of any of the U.S. Timberlands Parties to perform its obligations under this Agreement, the Public Note Underwriting Agreement, or the Operative Agreements. To the knowledge of the U.S. Timberlands Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the U.S. Timberlands Parties is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole.

          (y) The accountants, Arthur Andersen LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, any Prepricing Prospectus and the Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the U.S. Timberlands Entities as required by the Act and the applicable published rules and regulations thereunder.

          (z) At September 30, 1997, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Prepricing Prospectus dated October __, 1997 and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma information set forth in the Registration Statement, the Prepricing Prospectus dated October __, 1997 and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Prepricing Prospectus dated _________ __, 1997 and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the U.S. Timberlands Entities, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (aa) Except as disclosed in the Registration Statement, the Prepricing Prospectus dated October __, 1997 and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Prepricing Prospectus dated October __, 1997 and the Prospectus (or any amendment or supplement thereto), (i) none of the U.S. Timberlands Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the U.S. Timberlands Parties, taken as a whole, (ii) there has not been any change in the capitalization, or material increase in the short-term debt or long-term debt, of the U.S. Timberlands Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties taken as a whole.

          (bb) There are no legal or governmental proceedings pending or, to the knowledge of the U.S. Timberlands Entities, threatened, against any of the U.S. Timberlands Entities, or to which any of the U.S. Timberlands Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

          (cc) Old Services and the Operating Company have, and upon consummation of the Transactions on the Closing Date, the Operating Company will have, good and marketable title in fee simple to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Company, free and clear of all liens, claims, security interests or other encumbrances except (i) as described in the Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; and all real property and buildings held under lease by Old Services and the Operating Company are held by Old Services and the Operating Company, and upon consummation of the Transactions on the Closing Date, will be held by the Operating Company, under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus. The Conveyance Agreements will be, as of the Closing Date, legally sufficient to transfer or convey to the Operating Company all properties not already held by it that are, individually or in the aggregate, required to enable the Operating Company to conduct its operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Conveyance Agreements and those set forth in the Prospectus. The Operating Company will, upon execution and delivery of the Conveyance Agreements, succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus.

          (dd) The Partnership has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

          (ee) Each of the U.S. Timberlands Parties has, or at the Closing Date will have, such permits, consents, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the U.S. Timberlands Parties considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; each of the U.S. Timberlands Parties has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the U.S. Timberlands Parties considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the U.S. Timberlands Parties considered as a whole.

          (ff) Each of the U.S. Timberlands Parties (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (gg) To the knowledge of the U.S. Timberlands Entities, none of the U.S. Timberlands Entities nor any employee or agent of any of the U.S. Timberlands Parties has made any payment of funds of a U.S. Timberlands Entity or received or retained any funds in either case in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (hh) No transaction has occurred between or among the U.S. Timberlands Entities and any of their respective officers, directors, stockholders or affiliates or, to the best knowledge of the U.S. Timberlands Entities, any affiliate of any such officer, director or stockholder, that is required to be described in the Registration Statement that is not so described.

          (ii) Each of the U.S. Timberlands Entities has filed all material tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Entities, taken as a whole, or (ii) which are being contested in good faith.

          (jj) The U.S. Timberlands Entities own or possess, and at the Closing Date the U.S. Timberlands Parties will own or possess, all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights owned by them or necessary for the conduct of their respective businesses, and the U.S. Timberlands Entities are not aware of any claim to the contrary or any challenge by any other person to the rights of the U.S. Timberlands Entities with respect to the foregoing.

          (kk) None of the Partnership, the Operating Company or the General Partner is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

          (ll) None of the U.S. Timberlands Entities has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus.

          (mm) None of the U.S. Timberlands Entities has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole.

          (nn) No material labor dispute with the employees of any of the U.S. Timberlands Entities exists, except as described in or contemplated by the prospectus or to the knowledge of any of the U.S. Timberlands Entities is eminent.

          (oo) The U.S. Timberlands Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. None of the U.S. Timberlands Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (pp) At each of the Closing Date and the Option Closing Date, as the case may be, the General Partner will have (excluding its interests in the Partnership and the Operating Company and any notes receivable from or payable to the Partnership or the Operating Company) a net worth of at least $15.0 million. For purposes of this representation, assets will be valued at fair market value, and the General Partner's interest in the Partnership and the Operating Company (as general partner, limited partner, managing member and creditor) shall not be taken into account except as an offset to the Partnership's or the Operating Company's liabilities that are taken into account in computing such net worth.

          (qq) Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the U.S. Timberlands Entities, threatened, to which any of the U.S. Timberlands Entities, or any of their respective subsidiaries, is or may be a party or to which the business or property of any of the U.S. Timberlands Entities, or any of their respective subsidiaries, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the U.S. Timberlands Entities, or any of their respective subsidiaries, is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, the Operating Company and the General Partner, taken as a whole, (B) prevent or result in the suspension of the offering and issuance of the Units or the Public Notes or (C) in any manner draw into question the validity of this Agreement or any other Operative Agreement.

          (rr) The issuance of the Subordinated Units to each of the General Partner, Old Services and Holdings pursuant to the Contribution Agreement and the Partnership Agreements, the distribution of _________ Subordinated Units by the General Partner to Old Services and the distribution by Old Services of certain of such Subordinated Units to each of Messrs. Stephens and Hornig is exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the U.S. Timberlands Entities has taken or will take any action that would cause the loss of such exemption.

          (ss) The Units have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

     7.   Indemnification and Contribution.    (a)  Each of the U.S. Timberlands
          --------------------------------
Entities, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Partnership or the General Partner by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in requisite quantity and on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which any U.S. Timberlands Entity may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against a U.S. Timberlands Entity, such Underwriter or such controlling person shall promptly notify the U.S. Timberlands Entities, and the Partnership shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The failure to notify the indemnifying party shall not relieve it from liability which it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a meritorious defense otherwise available to it. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) a U.S. Timberlands Entity has agreed in writing to pay such fees and expenses, (ii) the U.S. Timberlands Entities have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and a U.S. Timberlands Entity, and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and such U.S. Timberlands Entity by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the U.S. Timberlands Entities shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the U.S. Timberlands Entities shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. None of the U.S. Timberlands Entities shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the U.S. Timberlands Entities agree, jointly and severally, to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the U.S. Timberlands Entities, their respective directors and officers who sign the Registration Statement, and any person who controls the U.S. Timberlands Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the U.S. Timberlands Entities to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against a U.S. Timberlands Entity, any of such directors and officers or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the U.S. Timberlands Entities by paragraph
(b) above (except that if a U.S. Timberlands Entity shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the U.S. Timberlands Entities, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the U.S. Timberlands Entities on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the U.S. Timberlands Entities on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the U.S. Timberlands Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the U.S. Timberlands Entities bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the U.S. Timberlands Entities on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the U.S. Timberlands Entities or any other affiliate of the U.S. Timberlands Entities on the one hand, or by the Underwriters on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The U.S. Timberlands Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the U.S. Timberlands Entities set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the U.S. Timberlands Entities or any of their respective directors or officers or any person controlling the U.S. Timberlands Entities, (ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the U.S. Timberlands Entities or any of their respective directors or officers or any person controlling a U.S. Timberlands Entity shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8.   Conditions of Underwriters' Obligations.  The several obligations of
          ---------------------------------------
the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall be or have been timely made, as the case may be; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the U.S. Timberlands Entities or any Underwriter, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of any of the U.S. Timberlands Entities not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving any of the U.S. Timberlands Entities or any executive officer or director of any of such entities which makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Units.

          (c) You shall have received on the Closing Date, an opinion of Andrews & Kurth L.L.P., special counsel for the U.S. Timberlands Entities, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

               (i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties, assume the liabilities being assumed by it pursuant to the Conveyance Agreements and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus;

               (ii) The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the State of Oregon; and, to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by the Partnership or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Operating Company, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability);

               (iii) The Operating Company has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, assume the liabilities being assumed by it pursuant to the Conveyance Agreements and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus;

               (iv) The Operating Company is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the State of Oregon; and, to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by the Operating Company or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Operating Company, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability);

               (v) The General Partner has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership and as managing member of the Operating Company, in each case in all material respects as described in the Prospectus;

               (vi) The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the State of Oregon; and to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by the General Partner or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the U.S. Timberlands Parties, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability);

               (vii) Finance Corp. has been duly organized and is validly existing in good standing as a corporation under the DGCL, with full corporate power and authority to issue the Public Notes, to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus;

               (viii) Finance Corp. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the State of Oregon; and to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by Finance Corp. or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the U.S. Timberlands Parties, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability);

               (ix) The General Partner is the sole general partner of the Partnership, with a 1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner owns all of the Incentive Distribution Rights; such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oregon or Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the applicable jurisdiction or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act;

               (x) The General Partner owns a 1.0101% member interest in the Operating Company and the Partnership owns a 98.9899% member interest in the Operating Company; such member interests have been duly authorized and validly issued in accordance with the Operating Company Agreement and are fully paid and nonassessable; and the General Partner and the Partnership own such member interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oregon or the State of Delaware naming the General Partner or the Partnership as debtor is on file in the office of the Secretary of State of the applicable jurisdiction or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act;

               (xi) Old Services, Rudey, Stephens and Hornig own member interests of 70%, __%, __% and __%, respectively, in the General Partner; such member interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid and nonassessable; and such member interests are owned free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of, in the case of Old Services, the State of Oregon or the State of Delaware, in the case of Rudey or Hornig, the State of New York, and in the case of Stephens, the State of Oregon, naming Old Services, Rudey, Stephens or Hornig, as applicable, as debtor is on file in the office of the Secretary of State of the applicable jurisdiction, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act;

               (xii) The _________ and _________ Subordinated Units issued to the General Partner and Holdings, respectively, pursuant to the Contribution Agreement and the Partnership Agreement and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under "The Partnership Agreement--Limited Liability"); after giving effect to the distribution by the General Partner of its Subordinated Units, Holdings, Old Services, Mr. Stephens and Mr. Hornig will own __________, __________, __________ and __________ Subordinated
     Units free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of, in the case of Holdings and Old Services, the State of Oregon or the State of Delaware, in the case of Stephens, the State of Oregon and in the case of Hornig, the State of New York, naming any such owner as debtor is on file in the office of the Secretary of State of the applicable jurisdiction or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act;

               (xiii) The _________ Common Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement-- Limited Liability"); other than the Subordinated Units that will be owned by Holdings, Old Services, Mr. Stephens and Mr. Hornig and the Incentive Distribution Rights that will be owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date;

               (xiv) The Operating Partnership owns all of the issued and outstanding shares of capital stock of Finance Corp.; such shares have been duly authorized and validly issued and are fully paid and nonassessable; and the Operating Company owns all of such shares free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oregon or Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Oregon or Delaware or
     (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL;

               (xv) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or member interests in the Operating Company pursuant to any of the Organizational Agreements or any other agreement or instrument known to such counsel to which the Partnership or the Operating Company is a party or by which either of them may be bound. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or the Operating Company. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units or other partnership interests in the Partnership or member interests in the Operating Company. The Partnership has all requisite power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus, and (B) the Subordinated Units and Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement;

               (xvi) This Agreement has been duly authorized and validly executed and delivered by each of the U.S. Timberlands Parties;

               (xvii) Each of the Operative Agreements to which any of the U.S. Timberlands Entities is a party have been duly authorized and validly executed and delivered by the U.S. Timberlands Entities parties thereto and constitutes a valid and binding obligation of the U.S. Timberlands Entities parties thereto, enforceable against each such party in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing;

               (xviii) None of the offering, issuance and sale by the Partnership of the Units, the offering, issuance and sale by the Operating Company and Finance Corp. of the Public Notes, the execution, delivery and performance of this Agreement, the Public Note Underwriting Agreement or the Operative Agreements by the U.S. Timberlands Entities party thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (A) constitutes or will constitute a violation of any Organizational Agreement or other organizational documents of any of the U.S. Timberlands Parties or the certificate of incorporation, bylaws or other organizational documents of Finance Corp., (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, or the DGCL, or (D) results or will result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of any of the U.S. Timberlands Parties or Finance Corp., which in the case of clauses (B), (C) or (D) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the U.S. Timberlands Parties, taken as a whole, or on Finance Corp.;

               (xix) No permit, consent, approval, authorization or order of any Federal or Delaware court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the U.S. Timberlands Entities and Finance Corp. of the transactions contemplated by, this Agreement, the Public Note Underwriting Agreement or the Operative Agreements, except for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion;

               (xx) The statements in the Registration Statement and Prospectus under the captions "The Transactions," "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Description of Indebtedness," "Business and Properties--Federal and State Regulation," "Certain Relationships and Related Transactions-- Contribution, Conveyance and Assumption Agreement," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units" and "The Partnership Agreement," insofar as they constitute descriptions of the Operative Agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions "U.S. Timberlands Company, L.P.," "The Offering," "Cash Distribution Policy," "Description of the Common Units" and "The Partnership Agreement";

               (xxi)  The opinion of Andrews & Kurth L.L.P. that is filed as
     Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them;

               (xxii) The Registration Statement was declared effective under the Act on _________ __, 1997; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule;

               (xxiii) The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder;

               (xxiv) To the knowledge of such counsel, (A) there is no legal or governmental proceeding pending or threatened to which any of the U.S. Timberlands Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and (B) there are no agreements, contracts or other documents to which any of the U.S. Timberlands Entities is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xxv) The consummation of the Transactions is not subject to the pre-merger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

               (xxvi) None of the U.S. Timberlands Parties is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

               (xxvii) Upon delivery to the Underwriters of certificates evidencing the Units issued in the name of the Underwriters and payment by the Underwriters of the purchase price for the Units, the Underwriters will acquire the Units free of any adverse claim (as such term is defined in Section 8-302 of the New York Uniform Commercial Code), assuming that the Underwriters are acting in good faith and without notice of any adverse claim;

               (xxviii) The Units have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance; and

               (xxix) The offer, sale and issuance of the Subordinated Units to each of the General Partner and Holdings pursuant to the Contribution Agreement and the Partnership Agreement, the distribution of _________ Subordinated Units by the General Partner to Old Services and the distribution by Old Services of certain of such Subordinated Units to each of Messrs. Stephens and Hornig is exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the U.S. Timberlands Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein and (iii) the exhibits thereto, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the U.S. Timberlands Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of New York, (D) with respect to the opinions expressed in paragraphs (ii), (iv), (vi) and (viii) above as to the due qualification or registration as a foreign limited partnership, or limited liability company, as the case may be, of each of the U.S. Timberlands Parties, state that such opinions are based upon the opinion of Lindsay, Hart, Neil & Weigler, LLP provided pursuant to (e) below and upon certificates of foreign qualification or registration provided by the Secretary of State of the State of Oregon (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the U.S. Timberlands Entities to any of their respective real or personal property and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership, or any of the U.S. Timberlands Parties may be subject.

          (d) You shall have received on the Closing Date, a copy of the opinion of Andrews & Kurth L.L.P. delivered pursuant to the Public Note Underwriting Agreement, substantially in the form provided for therein, accompanied by a letter dated the Closing Date and addressed to you from such counsel stating that you are entitled to rely on such opinion as if it were addressed to you.

          (e) You shall have received on the Closing Date, an opinion of Lindsay, Hart, Neil & Weigler, LLP, counsel for the U.S. Timberlands Entities, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

               (i) Old Services has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to execute and deliver this Agreement and the Operative Agreements to which it is a party and perform its obligations hereunder and thereunder, in each case in all material respects as described in the Registration Statement and the Prospectus;

               (ii) Old Services is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the State of Oregon; and to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by Old Services or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not have a material adverse effect on the condition (financial or other), business or results of operations of the U.S. Timberlands Parties taken as a whole;

               (iii) Holdings has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to execute and deliver this Agreement and the Operative Agreements to which it is a party and perform its obligations hereunder and thereunder, in each case in all material respects as described in the Registration Statement and the Prospectus;

               (iv) Holdings is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the State of Oregon; and to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by Holdings or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not have a material adverse effect on the condition (financial or other), business or results of operations of the U.S. Timberlands Parties, taken as a whole;

               (v) Rudey Timber Company has been duly organized and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to execute and deliver this Agreement and the Operative Agreements to which it is a party and perform its obligations hereunder the thereunder, in each case in all material respects as described in the Registration Statement and the Prospectus;

               (vi) Rudey Timber Company is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the State of Oregon; and to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by Rudey Timber Company or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not have a material adverse effect on the condition (financial or other), business or results of operations of the U.S. Timberlands Parties, taken as a whole;

               (vii) Each of the U.S. Timberlands Parties and Finance Corp. is duly registered or qualified as a foreign limited liability company, foreign limited partnership or foreign corporation, as applicable, under the laws of the State of Oregon;

               (viii) Upon the redemption of Stephen's and Hornig's member interests in Old Services, Rudey will own a 100% member interest in Old Services; such member interest has been duly authorized and validly issued in accordance with the Old Services Agreement and is fully paid and nonassessable; Rudey owns his member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of New York naming him as debtor is on file in the office of the Secretary of State of the State of New York or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act;

               (ix) Rudey and Rudey Timber Company own 1% and 99% member interests, respectively, in Holdings; such member interests have been duly authorized and validly issued in accordance with the Holdings Agreement and are fully paid and nonassessable; and each of Rudey and Rudey Timber Company owns such respective member interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of, in the case of Rudey, the State of New York, and in the case of Rudey Timber Company, the State of Delaware, naming Rudey or Rudey Timber Company, as applicable, as debtor is on file in the office of the Secretary of State of the applicable jurisdiction or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act;

               (x) Rudey and Garrin Holdings own 99% and 1% member interests, respectively, in Rudey Timber Company; such member interests have been duly authorized and validly issued in accordance with the Rudey Timber Company Agreement and are fully paid and nonassessable; and each of Rudey and Garrin Holdings owns such respective member interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of New York, naming Rudey or Garrin Holdings as debtor is on file in the office of the Secretary of State of the State of New York or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act;

               (xi) This Agreement has been duly authorized and validly executed and delivered by each of Old Services, Holdings and Rudey Timber Company;

               (xii) None of the offering, issuance and sale by the Partnership of the Units, the offering, issuance and sale by the Operating Company and Finance Corp. of the Public Notes, the execution, delivery and performance of this Agreement, the Public Note Underwriting Agreement or the Operative Agreements by the U.S. Timberlands Entities which are parties thereto, nor the consummation of the transactions contemplated hereby and thereby (including the Transactions) (A) constitutes or will constitute a violation of the agreement of limited liability company or other organizational documents of Old Services,

     Holdings or Rudey Timber Company, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel (other than the Operative Agreements and any other agreement filed as an exhibit to the Registration Statement) to which any of the U.S. Timberlands Entities is a party or by which any of them or any of their properties may be bound, (C) results or will result in any violation of any statute, law or regulation (except the Hart-Scott Rodino Antitrust Improvements Act of 1976, as to which such counsel has not been asked to express any opinion) or any order, judgment, decree or injunction of any court or governmental agency or body, in each case, known to such counsel and directed to any of the U.S. Timberlands Entities or any of their properties in a proceeding to which any of them or their property is subject or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Old Services, Holdings or Rudey Timber Company, which in the case of clauses (B), (C) or
     (D) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the U.S. Timberlands Parties, take as a whole;

               (xiii) No permit, consent, approval or authorization or order of any Oregon court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the U.S. Timberlands Entities of the transactions contemplated by, this Agreement, the Public Note Underwriting Agreement or the Operative Agreements, except
     (A) as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such permits, consents, approvals and similar authorizations which have been obtained, and (C) for such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties, taken as a whole;

               (xiv) To the knowledge of such counsel, none of Old Services, Holdings or Rudey Timber Company is in (A) breach or violation of the provisions of its agreement of limited partnership or agreement of limited liability company or other organizational documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject, which would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the U.S. Timberlands Parties, taken as a whole, or could impair the ability of Old Services, Holdings or Rudey Timber Company to perform their obligations under the Operative Agreements;

               (xv) To the knowledge of such counsel after due inquiry, other than as described or contemplated in the Prospectus (or any supplement thereto), there is no litigation, proceeding or governmental investigation pending or threatened against any of the U.S. Timberlands Entities or to which any of the U.S. Timberlands Entities is a party or to which any of their respective properties is subject, that relates to any of the Transactions or which, if adversely determined, would reasonably be expected to have a material adverse effect on the condition (financial or other), business or results of operations of the U.S. Timberlands Parties, taken as a whole, or would impair or call into question the validity of this Agreement, the performance by any of the U.S. Timberlands Entities or Finance Corp. of their obligations under this Agreement, the Public Note Underwriting Agreement or the Operative Agreements;

               (xvi) Except as described in the Prospectus, to the knowledge of such counsel, each of the U.S. Timberlands Parties possess all permits, consents, licenses, franchises and authorizations issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct the business currently (or, as described or contemplated in the Prospectus, to be) operated by them, except for such permits, consents, licenses, franchises and authorizations which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the financial condition, business or results of operations of the U.S. Timberlands Parties, taken as a whole; and, to the knowledge of such counsel, none of the U.S. Timberlands Parties has received any notice of proceedings relating to the revocation or modification of any such permits, consents, licenses, franchises and authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the financial condition, business or results of operations of the U.S. Timberlands Parties, taken as a whole;

               (xvii) The Operating Company has all requisite power and authority as a limited liability company under the laws of the State of Oregon to own or lease its properties and to conduct its business in the State of Oregon; and upon the consummation of the Transactions, assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Company and that the Unitholders will not be liable under the laws of the State of Delaware for liabilities of the Partnership or the Operating Company, the Partnership will not be liable under the laws of the State of Oregon for the liabilities of the Operating Company, and the Unitholders will not be liable under the laws of the State of Oregon for the liabilities of the Partnership or the Operating Company, except in each case to the same extent as under the laws of the State of Delaware;

               (xviii) Each of the Conveyance Agreements, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Oregon, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity

     (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of the Conveyance Agreements is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Oregon, as described in the Conveyance Agreements, subject to the conditions, reservations and limitations contained in the Conveyance Agreements, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyance Agreements are legally sufficient to compel delivery of such certificated title; and

               (xix) Each of the deeds and assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Oregon, to the extent such recordation is required, and, upon proper recordation of any of such deeds and assignments in the State of Oregon, will constitute notice to all third parties under the recordation statutes of the State of Oregon concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Operating Company owns property is the appropriate public office in the State of Oregon for the recordation of deeds and assignments of interests in real property located in such county.

     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the U.S. Timberlands Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws, the Delaware LLC Act and the laws of the State of Oregon, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes, and (E) state that they (1) express no opinion with respect to the title of any of the real or personal property purported to be transferred by the Conveyance Agreements, (2) have not made any review of specific properties or facilities or title files relating to any such properties and (3) express no opinion regarding the accuracy of the description or references to any real or personal property.

          (f) You shall have received on the Closing Date an opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the issuance and sale of the Common Units, the Registration Statement and the Prospectus (together with any supplement or amendment thereto).

          (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or taken or, to the knowledge of the Partnership and the General Partner, shall be threatened by the Commission at or prior to the Closing Date;
(ii) there shall not have been any change in the partners' capital or capital stock of the Partnership, the Operating Company or the General Partner, as the case may be, nor any material increase in the short-term or the long-term debt of the Partnership, the Operating Company, the General Partner or Old Services (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the U.S. Timberlands Parties and Old Services, taken as a whole;
(iv) the U.S. Timberlands Parties and Old Services shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the U.S. Timberlands Parties taken as a whole other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the U.S. Timberlands Entities contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date.

          (i) The U.S. Timberlands Entities shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

          (j) The Units shall have been either quoted or approved for quotation upon notice of issuance on the Nasdaq National Market.

          (k) The Partnership shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (l) Prior to or simultaneously with the sale of the Units on the Closing Date, (i) the conveyance of the Transferred Assets to the Operating Company shall have been consummated, (ii) the closing of the offering of the Public Notes shall have occurred on the basis set forth in the Prospectus and the Public Note Underwriting Agreement and (iii) the Bank Credit Agreement shall have been executed and delivered and become effective in substantially the form filed as an exhibit to the Registration Statement.

          (m) On or prior to the date hereof, the Partnership shall have furnished to you a letter substantially in the form of Exhibit A hereto from each officer and each director of each U.S. Timberland Entity.

          (n) There shall have been furnished to you at the Closing Date a certificate satisfactory to you, signed on behalf of the General Partner by the President or the Executive Vice President and the Chief Financial Officer thereof to the effect that: (A) the representations and warranties of each of the U.S. Timberlands Parties contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date; (B) each of the U.S. Timberlands Parties has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Date; (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or taken or, to the knowledge of any of the U.S. Timberlands Parties, threatened by the Commission, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (D) the Common Units have been duly approved for quotation, subject to official notice of issuance, on the Nasdaq National Market; and (E) no event contemplated by subsection (h) of this Section 8 in respect of the Partnership or the Operating Company shall have occurred.

          (o) There shall have been furnished to you at the Closing Date, certificates satisfactory to you, signed on behalf of each of Old Services, Holdings and Rudey Timber Company, respectively, by the President or a Vice President thereof, respectively, to the effect that (A) the representations and warranties of such party contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date and (B) such party has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Date;

          All such opinions, certificates, letters and other documents referred to in this Section 8 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the General Partner, Old Services, Rudey Timber Company or Holdings and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the General Partner, Old Services, Rudey Timber Company or Holdings, respectively to each Underwriter as to the statements made therein.

          The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g), (k), (n) and (o) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) through (f), as applicable, shall be revised to reflect the sale of Additional Units.

          9.   Expenses.  The Partnership agrees to pay the following costs and
               --------
expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration

Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Common Units under the Exchange Act and the quotation of the Common Units on the Nasdaq National Market; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;
(viii) the transportation and other expenses incurred by or on behalf of officers and employees of the Partnership in connection with presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.

          It is understood, however, that except as otherwise provided in this
Section 9 and Section 5(j) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

          10.  Effective Date of Agreement. This Agreement shall become
               ---------------------------
effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Partnership by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Partnership.

          If any one or more of the Underwriters shall fail or refuse to purchase Units which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Units which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Units which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Units which it or they are obligated to purchase on the Closing Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Partnership for the purchase of such Units by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Additional Units which it or they are obligated to purchase hereunder on the Option Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Additional Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.
The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Units which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

          Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          11.  Termination of Agreement.  This Agreement shall be subject to
               ------------------------
termination in your absolute discretion, without liability on the part of any Underwriter to any U.S. Timberlands Entity, by notice to the Partnership, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Oregon shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Units at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Units by the Underwriters. Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          12.  Information Furnished by the Underwriters.  The statements set
               -----------------------------------------
forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, third, fifth and ninth paragraphs, the third sentence of the seventh paragraph and the second sentence of the eighth paragraph under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

          13.  Miscellaneous.  Except as otherwise provided in Sections 5, 10
               -------------
and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to any of the U.S. Timberlands Entities, at the office of the Partnership at P.O. Box 10, 6400 Highway 66, Klamath Falls, Oregon 97601, Attention: John Stephens, with a copy to John Rudey, U.S. Timberlands, Suite 10-B, 625 Madison Avenue, New York, New York 10022, or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention:
Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the U.S. Timberlands Entities, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

          14.  Applicable Law; Counterparts.  This Agreement shall be governed
               ----------------------------
by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement among the Partnership, the Operating Company, the General Partner, Old Services, Holdings and Rudey Timber Company and the several Underwriters.

                              Very truly yours,

                              U.S. TIMBERLANDS COMPANY, L.P.

                              By:   NEW SERVICES, L.L.C.


                                        By:
                                           ----------------------
                                           Name:
                                           Title:


                                U.S. TIMBERLANDS KLAMATH FALLS,
                                L.L.C.

                                By:   NEW SERVICES, L.L.C.


                                        By:
                                           ----------------------
                                           Name:
                                           Title:


                                NEW SERVICES, L.L.C.



                                        By:
                                           ----------------------
                                           Name:
                                           Title:

                            U.S. TIMBERLANDS SERVICES
                            COMPANY, L.L.C.


                                        By:
                                           ----------------------
                                           Name:
                                           Title:


                            U.S. TIMBERLANDS HOLDINGS, L.L.C.


                                        By:
                                           ----------------------
                                           Name:
                                           Title:




                            RUDEY TIMBER COMPANY, L.L.C.



                                        By:
                                           ----------------------
                                           Name:
                                           Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
DEUTSCHE MORGAN GRENFELL INC.
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED

As Representatives of the Several Underwriters

By:  SMITH BARNEY INC.


By:
   ------------------------------------
     Managing Director

                                   SCHEDULE I
                         U.S. Timberlands Company, L.P.


                                        Number of Firm Units
            Underwriter                    to be Purchased
------------------------------------    --------------------

Smith Barney Inc....................

Deutsche Morgan Grenfell Inc........

A.G. Edwards & Sons, Inc............

PaineWebber Incorporated............

Prudential Securities Incorporated..










                                             ==========
TOTAL

                                   EXHIBIT A


          [Letterhead of officer, director or holder of Common Units]

                         U.S. Timberlands Company, L.P.
                        Public Offering of Common Units
                        -------------------------------


                                                             __________ __, 1997

Smith Barney Inc.
Deutsche morgan grenfell inc.
A.G. Edwards & Sons, Inc.
PaineWebber Incorporated
prudential securities incorporated
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among U.S. Timberlands Company, L.P., a Delaware limited partnership (the "Partnership"), U.S. Timberlands Klamath Falls, L.L.C., New Services, L.L.C., U.S. Timberlands Services Company, L.L.C., U.S. Timberlands Holdings, L.L.C., Rudey Timber Company, L.L.C., Smith Barney Inc., Deutsche Morgan Grenfell Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated and Prudential Securities Incorporated as representatives of the underwriters, relating to an underwritten public offering of common units representing limited partner interests (the "Common Units"), of the Partnership.

          To induce you to enter into the Underwriting Agreement, the undersigned agrees that it will not offer, sell, contract to sell or otherwise dispose of any Common Units or Subordinated Units (as defined in the Underwriting Agreement), any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or Subordinated Units or any securities that are senior to or pari passu with Common Units for a period of 180 days after the date of the Prospectus (as defined in the Underwriting Agreement) without the prior written consent of Smith Barney Inc.

          If for any reason the Underwriting Agreement is terminated before the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                          Yours very truly,

                          [Signature of officer, director or common Unitholder]

                   [Name and address of officer, director or common Unitholder]